                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             EPIX Medical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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
                               EPIX MEDICAL, INC.
                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 2000

    Notice is hereby given that the 2000 Annual Meeting of Stockholders of EPIX Medical, Inc., a Delaware corporation, will be held on May 1, 2000, at 10:00 a.m. at the offices of EPIX Medical, Inc., 161 First Street, Cambridge, Massachusetts, to consider and act upon the following matters:

1.  To elect two (2) members of the Board of Directors.

2. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 40,000,000 shares.

3. To approve an amendment to our Amended and Restated 1992 Equity Incentive Plan to increase the number of shares of our common stock as to which awards may be granted under such plan by 2,000,000 shares.

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on March 14, 2000 will be entitled to vote at the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By order of the Board of Directors,
                                          MICHAEL D. WEBB
                                          SECRETARY

Cambridge, Massachusetts
April   , 2000

                               EPIX MEDICAL, INC.

                                  71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement, with the enclosed proxy card, is being furnished on behalf of the Board of Directors of EPIX Medical, Inc. for use at our 2000 Annual Meeting of Stockholders to be held on Monday, May 1, 2000 at 10:00 a.m. at the offices of EPIX Medical, Inc., 161 First Street, Cambridge, Massachusetts, and at any adjournments thereof.

    When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to our Secretary at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

    This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all of our stockholders entitled to notice of and to vote at the Meeting on or about April 3, 2000.

                      VOTING SECURITIES AND VOTES REQUIRED

    Holders of our common stock, $0.01 par value per share, of record on our books at the close of business on March 14, 2000, the record date, are entitled to notice of and to vote at the Meeting. On the record date, there were 11,729,913 shares of common stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

    The presence, in person or by proxy, of the holders of a majority of our common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Pursuant to the Delaware General Corporation Law and our Restated Certificate of Incorporation and Amended and Restated By-laws (the "By-laws"), the directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

    The affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the Meeting is required to approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock. With respect to the tabulation of votes on the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock, abstentions and broker non-votes will have the same effect as votes against the proposal.

    The affirmative vote of the holders of a majority of the shares of common stock present, or represented, and entitled to vote at the Meeting is required to approve the proposed amendment to our Amended and Restated 1992 Equity Incentive Plan (the "Equity Plan"). Broker non-votes will have the same effect as a vote against the proposal.

                                SHARE OWNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 29, 2000 by (i) each person known by us to own beneficially 5% or more of the common stock, (ii) each Named Executive Officer (as defined in "Executive Compensation" below), (iii) each of our directors and (iv) all of our current directors and executive officers as a group:

                                                                SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED (1)
                                                              --------------------------
                                                               SHARES           PERCENT
                                                              ---------         --------
Bessemer Venture Partners III L.P. and certain related        1,596,999          13.62%
  persons (2)...............................................
  Bessemer Venture Partners
  1400 Old Country Road
  Suite 407
  Westbury, NY 11590
T. Rowe Price Associates, Inc. (3)..........................    747,000           6.37%
  100 E. Pratt Street
  Baltimore, MD 21202
Accel IV L.P. and certain related persons (4)...............    645,886           5.51%
  428 University Avenue
  Palo Alto, CA 94301
Randall B.Lauffer, Ph.D. (5)................................    941,464           8.03%
Michael D. Webb (6).........................................    344,466           2.91%
James E. Smith, Ph.D. (7)...................................    123,332           1.04%
E. Kent Yucel, M.D. (8).....................................    109,732              *
Stephen C. Knight, M.D. (9).................................    101,427              *
Christopher F.O. Gabrieli (10)..............................  1,711,126          14.57%
Luke B. Evnin, Ph.D. (11)...................................    680,918           5.80%
Stanley T. Crooke, M.D., Ph.D. (12).........................     31,025              *
All current executive officers and directors as a group
  (10 persons) (13).........................................  4,111,925          33.83%

------------------------

*   Indicates less than 1%.

(1) In accordance with SEC rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power and any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after February 29, 2000 through the exercise of any stock option or warrant. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. Percentage of beneficial ownership is based on 11,727,214 shares of common stock outstanding as of February 29, 2000.

(2) This information is obtained from a Schedule 13G, dated February 14, 2000, filed with the Securities and Exchange Commission (the "Commission") by Bessemer Venture Partners III L.P., its general partner, Deer III & Co. LLC and the members of Deer III & Co. LLC. The shares beneficially held by Bessemer Venture Partners III L.P. include holdings of Bessemer Securities Corporation ("BSC"), which holds a total of 58,146 shares of common stock under the special situations investment plan of BSC which provides that Bessemer Venture Partners III L.P. has voting and investment control with respect to such shares. Does not include 168,693 shares held by members of Deer III & Co. LLC and persons associated with such members of Deer III & Co. LLC.

(3) This information was provided to the Company by T. Rowe Price Associates, Inc. (Price Associates). These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 700,000 shares, representing 5.97% of the shares outstanding), which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) This information is obtained from a Schedule 13G, dated February 14, 2000, filed with the Commission by Accel IV L.P., Accel Keiretsu L.P. ("AKTSU"), Accel Investors '93 L.P. ("AI93"), Accel IV Associates L.P. ("AIV Associates"), Accel Partners & Co. Inc. ("AP & CO."), Swartz Family Partnership L.P. ("SFP"), Elmore C. Patterson Partners ("ECPP"), James W. Breyer ("Breyer"), Luke B. Evnin ("Evnin"), Eugene D. Hill III ("Hill"), Paul H. Klingenstein ("Klingenstein"), Arthur C. Patterson ("Patterson"), G. Carter Sednaoui ("Sednaoui") and James P. Swartz ("Swartz"). AIV Associates, the general partner of Accel IV L.P. and Breyer, Evnin, Hill, Klingenstein, Patterson, Sednaoui, Swartz and SFP, the general partners of AIV Associates may be deemed to share dispositive power with respect to the shares held by Accel IV L.P. Does not include 441,253 shares of common stock held by AKTSU, AI93, SFP, AP & Co., Breyer, Evnin, Hill, Klingenstein, Patterson, ECPP, Sednaoui, Swartz, and the Swartz Foundation Trust, of which Swartz is a trustee.

(5) Includes 46,666 shares held by Dr. Lauffer's wife and 16,000 shares held in a trust for the benefit of Dr. Lauffer's children as to which Dr. Lauffer disclaims beneficial ownership. Also includes 119,346 shares held by a trust for the benefit of Dr. Lauffer as to which shares Dr. Lauffer has voting and investment control.

(6) Includes 50,000 shares held by Mr. Webb's wife as to which Mr. Webb disclaims beneficial ownership and 94,300 shares subject to options exercisable within the 60-day period following February 29, 2000.

(7) Includes 85,697 shares subject to options exercisable within the 60-day period following February 29, 2000.

(8) Includes 105,533 shares subject to options exercisable within the 60-day period following February 29, 2000.

(9) Includes 44,445 shares subject to options exercisable within the 60-day period following February 29, 2000.

(10) See footnote (2) above. Mr. Gabrieli, a general partner of Deer III & Co. LLC, disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein or with respect to shares held in his name. Includes 15,000 shares subject to options exercisable within the 60-day period following February 29, 2000.

(11) See footnote (4) above. Dr. Evnin disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in shares held by Accel IV L.P., AKTSU, AI93, and AP & Co. or with respect to shares held in his name. Includes 8,666 shares subject to options exercisable within the 60-day period following February 29, 2000.

(12) Consists of 31,025 shares subject to options exercisable within the 60 day period following February 29, 2000.

(13) See footnotes (2), (3) and (6)-(13) above. Includes 428,832 shares subject to options exercisable within the 60-day period following February 29, 2000.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    In accordance with Section 2 of Article II of the By-laws, the Board has fixed the number of directors to constitute the full Board for the ensuing year at five. At the Meeting, two Class I directors will be elected to hold office for three years until his respective successor is duly elected and qualified. The Board has nominated Luke B. Evnin, Ph.D. and Randall B. Lauffer, Ph.D. for election to terms of office expiring in 2003. Each nominee is currently a director and has consented to be nominated and to serve if elected. In the event a nominee shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. In the event that a vacancy occurs during the year, such vacancy may be filled by the Board for the remainder of the full term.

    The following table contains certain information about the nominees for election to the Board of Directors and each other person whose term of office as a director will continue after the Meeting.

                                                                                                 PRESENT
                                                                                      DIRECTOR     TERM
NAME AND AGE                             BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS   SINCE     EXPIRES
------------                             -------------------------------------------  --------   --------
NOMINEES FOR DIRECTORS:
CLASS I DIRECTORS

Luke B. Evnin, Ph.D.*#                   Dr. Evnin is currently a Managing Director     1994       2000
    (age 36)                             of MPM Asset Management LLC, an investment
                                         firm specializing in biomedical companies.
                                         Previously, Dr. Evnin was a General Partner
                                         at Accel Partners, a venture capital firm,
                                         where he was involved in the firm's
                                         biomedical investing activities since
                                         September 1990. He remains a General
                                         Partner of Accel IV, L.P. and Accel V, L.P.
                                         He currently serves on the boards of
                                         directors of several private companies.

Randall B. Lauffer, Ph.D.                Dr. Lauffer, our Chief Scientific Officer,     1988       2000
    (age 42)                             founded the Company in November 1988 and
                                         served as our Chief Executive Officer until
                                         December 1994, as Chairman of the Board
                                         until October 1996 and as Secretary until
                                         November 1996. From November 1983 to March
                                         1992, Dr. Lauffer was a member of the
                                         faculty of Harvard Medical School, serving
                                         most recently as Assistant Professor of
                                         Radiology from 1987 to 1992. During this
                                         time he was also Director of the NMR
                                         Contrast Media Laboratory at Massachusetts
                                         General Hospital as well as an NIH
                                         Postdoctoral Fellow and an NIH New
                                         Investigator.

                                                                                                 PRESENT
                                                                                      DIRECTOR     TERM
NAME AND AGE                             BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS   SINCE     EXPIRES
------------                             -------------------------------------------  --------   --------
CONTINUING DIRECTORS:
CLASS II DIRECTOR

Stanley T. Crooke, M.D., Ph.D.*          Dr. Crooke has served as Chairman and Chief    1996       2001
  (age 54)                               Executive Officer of Isis Pharmaceuticals
                                         Inc., a pharmaceuticals company, since
                                         January 1989. Dr. Crooke serves on the
                                         boards of directors of Valentis, Inc.,
                                         Sibia Neuroscience, Inc. and IDUN
                                         Pharmaceuticals, Inc.

CLASS III DIRECTORS

Christopher F.O. Gabrieli*#              Mr. Gabrieli is our Chairman of the Board.     1994       2002
  (age 40)                               Since September 1986, Mr. Gabrieli has been
                                         a General Partner at Deer II & Co. LLC,
                                         Deer III & Co. LLC and Deer IV & Co. LLC,
                                         the General Partners of Bessemer Venture
                                         Partners II L.P., Bessemer Venture Partners
                                         III L.P. and Bessemer Venture Partners IV
                                         L.P., affiliated venture capital
                                         partnerships, where he is responsible for
                                         the firm's venture capital investment
                                         activities in healthcare and the life
                                         sciences. He is a director of Isis
                                         Pharmaceuticals, Inc., where he was a
                                         co-founder, and several privately held
                                         health care companies.

Michael D. Webb                          Mr. Webb has served as our Chief Executive     1994       2002
  (age 41)                               Officer since December 1994, and our
                                         Secretary since November 1996. Mr. Webb
                                         worked for Ciba-Corning Diagnostics, Inc.,
                                         a medical instrumentation and diagnostic
                                         products company, from April 1989 to
                                         December 1994, most recently as Senior Vice
                                         President, Worldwide Marketing and
                                         Strategic Planning. From 1984 to 1989, Mr.
                                         Webb was a senior consultant specializing
                                         in healthcare and life sciences at Booz,
                                         Allen & Hamilton, Inc., a consulting firm.

------------------------

* Member of the Compensation Committee.

# Member of the Audit Committee.

    During the year ended December 31, 1999, the Board held five meetings and all of the directors attended each meeting. All of the directors attended each meeting of the committee of the Board of which he was a member. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent pursuant to Delaware law in lieu of a meeting.

    The Audit Committee, which currently consists of Dr. Evnin and Mr. Gabrieli, reviews with our independent accountants the scope of the annual audit, discusses the adequacy of internal accounting controls and procedures, and performs general oversight with respect to the accounting principles applied in our financial reporting. The Audit Committee met once in 1999.

    The Compensation Committee currently consists of Drs. Crooke and Evnin and Mr. Gabrieli. The Compensation Committee's functions are to recommend to the full Board the amount, nature and method of payment of compensation of all our executive officers and certain other key employees and consultants and to administer our equity incentive, stock option and stock purchase plans. The Compensation Committee met once in 1999.

    We have no Nominating Committee.

DIRECTOR COMPENSATION

    Directors currently receive no compensation for their service on the Board of Directors, except pursuant to the 1996 Director Stock Option Plan (the "Director Plan"). All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Director Plan. There are 100,000 shares of common stock reserved for issuance under the Director Plan. Upon the election or reelection of an Eligible Director, such director is automatically granted an option to purchase 15,000 shares of common stock. Options become exercisable with respect to 5,000 shares on each anniversary date of grant for a period of three years, provided that the optionee is still a director of the Company at the opening of business on such date. Each option has a term of ten years. The exercise price for each option is equal to the last sale price for the common stock on the business day immediately preceding the date of grant, as reported on the Nasdaq National Market. The exercise price may be paid in cash, shares of common stock or a combination of both.

                             EXECUTIVE COMPENSATION

    The Compensation Committee Report on Executive Compensation and the tables set forth below provide information about the compensation of our executive officers.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee"), which currently consists of Mr. Christopher F.O. Gabrieli and Drs. Luke B. Evnin and Stanley T. Crooke, is responsible for the administration of our compensation program for the our executive officers, including the Chief Executive Officer and the other executive officers named in the summary compensation table below. Our compensation programs are designed to provide a competitive level of total compensation which, at our present stage of development, is heavily weighted toward equity incentive compensation linked to our performance. This program includes base salary and both annual and long-term incentive compensation.

COMPENSATION PHILOSOPHY

    The design and implementation of our executive compensation programs are based on a series of guiding principles derived from our values, business strategy and management requirements. These principles may be summarized as follows:

    - attract, motivate and retain high caliber individuals who are responsible for leading us in achieving or exceeding corporation goals and to increase total return to stockholders;

    - provide a total compensation program where a significant portion of compensation is linked to the achievement of individual performance objectives as well as both short-term and long-term corporate performance;

    - align the financial interests of the management team with our financial interests and those of our stockholders; and

    - emphasize reward for performance at the individual, team and corporate levels.

BASE SALARY

    Each fiscal year, the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys prepared by independent consultants, (ii) the responsibilities, scope and complexity of each position, (iii) the individual's tenure in the position and (iv) performance judgments as to each individual's past and expected future contributions. The performance of the companies surveyed is not considered by the Committee. The Chief Executive Officer recommends the base salary amount for each officer other than himself. The Committee then reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for our executive officers other than the Chief Executive Officer.

    In general, the Committee reviews and fixes the base salary of the Chief Executive Officer based on comparable competitive compensation data as well as the Committee's assessment of such officer's past performance and its expectations as to such officer's future contributions to our leadership. For 1999, the Chief Executive Officer's base salary was increased to $236,800 from $225,000. For 2000, the Committee has approved an 11% base salary increase to $263,100 for the Chief Executive Officer.

ANNUAL BONUS

    Beginning in 1998, we started a formal short-term incentive plan. Our executive officers are eligible for an annual cash bonus, which is based primarily on corporate achievements and individual performance objectives that are established at the beginning of each year. The targeted bonus level for the Chief Executive Officer is 30% of annual salary. After the completion of the year, the Committee reviews the attainment of corporate and individual objectives and awards bonuses in the first quarter of the subsequent year, based on the extent to which corporate objectives were met or exceeded and individual contributions to our overall performance.

    We achieved several milestones in 1999, including: the commencement of a Phase III efficacy trial for AngioMARK to detect aortoiliac occlusions or stenoses; the negotiation of a collaboration agreement with Siemens Medical Systems, one of the largest MRI equipment manufacturers in the world; the announcement of preliminary results of a study with Pfizer Inc. using AngioMARK-enhanced MRI to measure changes in blood volume during sexual arousal in healthy women; and the development of a new imaging agent that provides, for the first time, detailed MR images of blood clots. In recognition of the Chief Executive Officer's leadership in the achievement of these corporate milestones and his contributions to us, the Chief Executive Officer was awarded a bonus in the amount of $71,040, 30% of his 1999 annual salary.

EQUITY-BASED LONG-TERM INCENTIVE COMPENSATION

    Long-term incentives for our employees are provided through stock option grants under the Equity Plan, which generally are provided through initial stock option grants at the date of hire and periodic additional grants. The option grants are intended to motivate the executive officers to improve our long-term performance and to align the financial interests of the management team with our financial interests and those of our stockholders. Awards take into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance and contributions of the officer and competitive market data for similar positions. Options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. The standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable annually over a five-year period. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers (as defined below), are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events as determined by the Committee.

    In 1999, the Chief Executive Officer received an option to purchase 50,000 shares of common stock.

COMPENSATION DEDUCTIBILITY

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") on our compensation programs. Section 162(m) of the Code limits a publicly held company's tax deduction for compensation paid to the chief executive officer and the other four most highly paid officers. Generally, amounts paid in excess of $1 million to a covered executive in any year cannot be deducted. Certain performance based compensation that has been approved by stockholders is not subject to the limit. Our policy is to qualify our executive officers' compensation for deductibility under applicable tax laws to the extent reasonable. The Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

                                          By the EPIX Medical, Inc.
                                          Compensation Committee,

                                          STANLEY T. CROOKE
                                          LUKE B. EVNIN
                                          CHRISTOPHER F.O. GABRIELI

                      COMPARATIVE STOCK PERFORMANCE GRAPH

    The following graph shows the cumulative stockholder return of our common stock from January 30, 1997 (the first trading day for our common stock) through December 31, 1999 as compared with that of the Nasdaq (U.S. Companies) Index and the Nasdaq Pharmaceutical Stocks Index. The graph assumes the investment of $100 in our common stock and each of the comparison groups on January 30, 1997 and assumes the reinvestment of dividends. We have never declared a dividend on our common stock. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG EPIX MEDICAL, INC., NASDAQ (U.S. COMPANIES) INDEX AND NASDAQ PHARMACEUTICAL STOCKS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           EPIX MEDICAL, INC.  NASDAQ STOCK MARKET (U.S.)  NASDAQ PHARM. STOCKS
1/30/1997             $100.00                     $100.00               $100.00
1997                  $185.71                     $115.28                $96.00
1998                  $133.04                     $162.42               $122.26
1999                  $142.86                     $295.24               $227.54

                                                              1/30/97      1997       1998       1999
                                                              --------   --------   --------   --------
EPIX Medical, Inc...........................................  $100.00    $185.71    $133.04    $142.86
Nasdaq Stock Market (U.S.)..................................  $100.00    $115.28    $162.42    $295.24
Nasdaq Pharm. Stocks........................................  $100.00    $ 96.00    $122.26    $227.54

    The following table sets forth certain compensation information for our Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus for the year ended December 31, 1999 exceeded $100,000 (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                  ANNUAL COMPENSATION          ------------
                                            --------------------------------    SECURITIES     ALL OTHER
                                                                     BONUS      UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR     SALARY ($)    ($)(1)    OPTIONS (#)        ($)
---------------------------                 --------   ----------   --------   ------------   ------------
Michael D. Webb...........................    1999       236,800     71,040        50,000           850(2)
  Chief Executive Officer and Secretary       1998       225,000     77,600            --           850(2)
                                              1997       175,000     65,625        83,000           850(2)

Stephen C. Knight, M.D....................    1999       235,000     58,700       240,000            --
  President and Chief Operating Officer       1998       189,600     43,700            --            --
                                              1997       160,000     40,000        27,000            --

James E. Smith, Ph.D......................    1999       211,200     63,800            --        67,196(3)
  Executive Vice President, Research and      1998       200,700     52,500            --        66,005(3)
  Development                                 1997       185,000     46,250        28,000        62,477(3)

E. Kent Yucel, M.D........................    1999       201,300     28,200        71,000            --
  Senior Vice President and Chief Medical     1998       189,900     47,500            --        35,000(4)
  Officer                                     1997       175,000         --        27,000        35,000(4)

Randall B. Lauffer, Ph.D..................    1999       189,500     45,500        20,000         1,220(5)
  Chief Scientific Officer                    1998       180,000     36,000            --         1,220(5)
                                              1997       160,000     32,000        28,000         1,180(5)

------------------------

(1) Bonuses were earned in the year indicated and generally are paid in the subsequent year.

(2) Consists of life insurance premiums paid by us on behalf of Mr. Webb on a policy for the benefit of Mr. Webb.

(3) Consists of housing expenses reimbursed to Dr. Smith in connection with his maintaining a residence within close proximity to our offices.

(4) Consists of compensation paid by us in lieu of lost clinical practice revenue.

(5) Consists of life insurance premiums paid by us on behalf of Dr. Lauffer on a policy for the benefit of Dr. Lauffer.

    The following table sets forth grants of stock options pursuant to the Company's Equity Plan granted during the fiscal year ended December 31, 1999 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS (1)
                          -------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF      PERCENT OF                                    ASSUMED ANNUAL RATES OF
                          SECURITIES    TOTAL OPTIONS                                STOCK PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO      EXERCISE OR                       OPTION TERM (2)
                           OPTIONS      EMPLOYEES IN     BASE PRICE    EXPIRATION   ------------------------------
NAME                       GRANTED     FISCAL YEAR (%)    ($/SHARE)       DATE        5% ($)             10% ($)
----                      ----------   ---------------   -----------   ----------   ----------         -----------
Michael D. Webb.........    50,000(3)        5.68%          5.50         6/30/09      172,946             438,279
Stephen C. Knight,
  Ph.D..................    20,000(3)        2.27%          5.50         6/30/09       69,178             175,312
                           220,000(4)       24.99%          5.13         9/15/09      709,079           1,796,945
James E. Smith, Ph.D....        --             --             --              --           --                  --
E. Kent Yucel, M.D......    21,000(3)        2.39%          5.50         6/30/99       72,637             184,077
                            50,000(4)        5.68%          5.13         9/15/09      161,154             408,397
Randall B. Lauffer,
  Ph.D..................    20,000(3)        2.27%          5.50         6/30/99       69,178             175,312

------------------------

(1) Stock options were granted under the Company's Equity Plan at an exercise price equal to the fair market value of the Company's common stock at the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast future appreciation, if any, in the price of the underlying common stock. No gain to the optionee is possible without an increase in price of the underlying common stock, which will benefit all stockholders proportionately.

(3) The option vests in five equal annual installments beginning on June 30, 2000.

(4) The option vests in five equal annual installments beginning on September 15, 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                                              OPTIONS AT FISCAL YEAR-      THE-MONEY OPTIONS AT
                                  SHARES                              END (#)             FISCAL YEAR-END ($)(1)
                               ACQUIRED ON       VALUE       -------------------------   -------------------------
NAME                           EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                           ------------   ------------   -------------------------   -------------------------
Michael D. Webb..............      50,000       244,805             94,300/202,334             833,057/658,087
Stephen C. Knight, M.D.......      55,554       131,941             44,445/300,334           244,448/1,379,587
James E. Smith, Ph.D.........       5,000        50,250              69,697/60,667             565,723/260,968
E. Kent Yucel, M.D...........          --            --            105,533/133,466             611,787/574,905
Randall B. Lauffer Ph.D......          --            --                   0/48,000                   0/125,000

------------------------

(1) Based on the difference between the fair market value of the underlying shares of common stock on December 31, 1999 at $10.00 a share and the option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Drs. Crooke and Evnin and Mr. Gabrieli. Dr. Evnin was a General Partner of Accel Partners, a venture capital firm, and one of our principal stockholders. Dr. Evnin resigned from such position in 1997 and assumed the position of Managing Director of MPM Asset Management LLC. Dr. Evnin remains a General Partner of Accel IV L.P., one of our principal stockholders and a principal shareholder of Accel V L.P. Mr. Gabrieli is a General Partner of Deer III & Co., the General Partner of Bessemer Venture Partners III L.P., one of our principal stockholders. See "Share Ownership" and "Certain Transactions."

                              CERTAIN TRANSACTIONS

    In June 1999, in connection with the exercise of stock options by Dr. Knight, we made a loan to Dr. Knight in the principal amount of $249,993 and bearing interest at the rate of 5.25% per annum (the applicable Federal Funds rate for long term loans announced for such month). The loan is secured by a pledge of 55,554 shares of our common stock held by Dr. Knight. As of February 29, 2000, the outstanding principal balance on this promissory note plus accrued interest was $259,702. This loan is subject to acceleration upon the termination of Dr. Knight's employment.

    In June 1995 and April 1996, we made two loans to Dr. Lauffer each in the principal amount of $50,000 and bearing interest at the rate of 7.31% and 6.51% per annum, respectively (the Applicable Federal Rate for long term loans announced for such month) and each secured by a pledge of 14,814 shares of our common stock held by Dr. Lauffer. As of February 29, 2000, the outstanding principal amounts on these loans plus accrued interest were $68,576 and $63,222, respectively. In May 1996, we made a loan to Dr. Lauffer in the principal amount of $180,000 bearing interest at the rate of 6.83% per annum (the Applicable Federal Rate for long term loans announced for May 1996) and secured by a pledge of 44,444 shares of our common stock held by Dr. Lauffer. As of February 29, 2000, the outstanding principal amount on this loan plus accrued interest was $227,739. Each of these loans is subject to acceleration upon the voluntary termination of Dr. Lauffer's employment, among other events.

                                  PROPOSAL 2:
    AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

GENERAL

    Our Restated Certificate of Incorporation authorize the issuance of 15,000,000 shares of common stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. As of March 13, 2000, our Board of Directors unanimously approved an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 40,000,000 and to submit the proposed amendment to our stockholders.

PURPOSE AND EFFECT OF THE AMENDMENT

    The general purpose and effect of the proposed amendment to our Restated Certificate of Incorporation will be to authorize 25,000,000 additional shares of common stock to create a sufficient reserve of shares of common stock for our future needs. The Board of Directors believes that it is prudent to have the additional shares of common stock for general corporate purposes, including acquisitions, establishing strategic relationships with other companies, equity financings, grants of stock options, payment of stock dividends, stock splits or other recapitalizations.

    We currently have 15,000,000 authorized shares of common stock. As of March 14, 2000, we had 11,729,913 shares issued and outstanding and of the remaining 3,270,087 authorized but unissued shares, we have reserved approximately 26,665 shares in connection with the possible exercise of outstanding warrants and 1,981,450 shares pursuant to the Equity Plan.

    If the Board of Directors deems it to be in our best interest and that of our stockholders to issue additional shares of common stock in the future, the Board of Directors generally will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulations. The proposed amendment would give the Board of Directors the flexibility to act promptly when it determines that issuance of additional shares is in our best interest.

    The increase in the number of authorized shares of common stock may have a dilutive effect on shares held by existing stockholders and also could have an anti-takeover effect. If our Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of us, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by us.

VOTE REQUIRED

    The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Meeting is required to approve an amendment to our Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 15,000,000 to 40,000,000.

BOARD RECOMMENDATION

    Our Board of Directors believes the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 40,000,000, and is in the best interest of the Company and that of our stockholders and recommends a vote FOR the proposal to amend the Restated Certificate of Incorporation.

                                  PROPOSAL 3:
          AMENDMENT TO AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN

GENERAL

    We originally adopted the Equity Plan in July 1992. The Equity Plan was subsequently amended and restated, and the aggregate number of shares of common stock reserved for issuance thereunder is currently 2,599,901 shares (including shares subject to options already granted and shares issued pursuant to options already exercised). The Equity Plan is designed to provide us flexibility in awarding equity incentives by providing for multiple types of incentives that may be awarded. The purpose of the Equity Plan is to attract and retain our key employees and consultants and to enable them to participate in our long-term growth.

AMENDMENT

    In September 1999, the Board of Directors voted, subject to stockholder approval, to amend the Equity Plan to increase the aggregate number of shares of common stock available thereunder by an additional 550,000 shares and on March 13, 2000 voted, subject to shareholder approval, to further amend the Equity Plan to increase the aggegate number of shares of common stock available thereunder by an additional 1,450,000 shares resulting in an aggregate increase of 2,000,000 shares to 4,599,901 shares available thereunder, subject to adjustment for stock-splits and similar capital changes. We believe that this increase is necessary and appropriate to enable us to attract and retain the quality of employees and consultants whose services are considered essential to our future progress, to encourage such employees' and consultants' ownership of us and to provide them with an incentive to remain as our employees or consultants.

ADMINISTRATION AND ELIGIBILITY

    The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock or stock units for the purchase of shares of common stock. Awards under the Equity Plan can be granted to officers, employees and other individuals as determined by the Compensation Committee, each of whose members is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee administers the Equity Plan, except as described below in which the entire Board administers the Equity Plan, and selects the participants and establishes the terms and conditions of each option or other equity right granted under the Equity Plan, including the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. The Compensation Committee has adopted guidelines for the number of options awarded to each of our new employees, other than executive officers. The guidelines may be changed by the Compensation Committee at any time. Subject to certain limitations, the Compensation Committee may delegate to one or more of our executive officers the power to make awards to participants who are not subject to Section 16 of the Exchange Act. The Compensation Committee has authorized the Chief Executive Officer to grant options to purchase up to 20,000 shares of common stock each to such participants. In order to comply with the requirements of Rule 16b-3 under the Exchange Act, grants of awards made in 2000 under the Equity Plan to participants who are subject to Section 16 of the Exchange Act are made by the entire Board of Directors.

    The exercise price of all "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code granted under the Equity Plan must be at least equal to the fair market value of the option shares on the date of grant. The term of any ISO granted under the Equity Plan may not exceed ten years. Our standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable yearly over a five-year period. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers, are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events. See "Executive Compensation--Compensation Committee Report on Executive Compensation--Equity-Based Long-Term Incentive Compensation."

    As of March 10, 2000, approximately 85 employees were eligible to participate in the Equity Plan. The closing price of our common stock, as reported on the Nasdaq National Market on March 10, 2000, was $21.75.

EQUITY PLAN ACTIVITY

    As of March 10, 2000, options to purchase an aggregate of 3,507,226 shares of common stock had been granted under the Equity Plan, of which options to purchase 196,650 shares had been canceled and options to purchase 800,000 shares have been granted subject to shareholder approval of the increase of shares under the Equity Plan, which is being requested pursuant to this Proposal 3. Options to purchase 742,450 shares had been exercised as of such date and 89,325 shares remain available for the granting of awards under the Equity Plan. No stock appreciation rights or awards other than option grants have been granted under the Equity Plan to date.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

    INCENTIVE STOCK OPTIONS. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be long-term capital loss and (b) no deduction is allowed to us for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

    If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) we are entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

    NONSTATUTORY STOCK OPTIONS. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and
(b) we receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction to us.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of common stock present, or represented, and entitled to vote at the Meeting is required for the approval of the proposed amendment to the Equity Plan.

BOARD RECOMMENDATION

    Our Board of Directors believes that the amendment to the Equity Plan is in the best interest of the Company and that of our stockholders and recommends a vote FOR the proposal to approve the amendment to the Equity Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Our executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

    Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during 1999 our executive officers and directors complied with all applicable
Section 16(a) filing requirements, with the following exceptions: Dr. Crooke, one of our Directors, filed a late Form 4 reporting the exercise and sale of options for an aggregate of 18,600 shares of common stock for which a Form 4 was due on September 10, 1999; Ms. Flint, one of our executive officers, filed a late Form 4 reporting the exercise of an option to purchase 19,333 shares of common stock for which a Form 4 was due on August 10, 1999; Mr. Webb, an executive officer and director of our company, filed a late Form 4 reporting the exercise of an option to purchase 10,000 shares of common stock for which a Form 4 was due on July 10, 1999; Ms. Carey, one of our executive officers, filed a late Form 3 reporting the initial statement of beneficial ownership for which a Form 3 was due on December 10, 1999; and Dr. Smith, one of our executive officers, filed a Form 5 reporting the exercise of an option to purchase
5,000 shares of common stock for which a Form 4 was due on January 10, 2000.

                        INFORMATION CONCERNING AUDITORS

    The firm of Ernst & Young LLP, independent auditors, audited our financial statements for the year ended December 31, 1999. The Board of Directors has appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    In order to be considered for inclusion in our proxy materials for the 2001 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by us no later than December 4, 2000. Proposals should be sent to the attention of the Secretary at our offices at 71 Rogers Street, Cambridge, Massachusetts 02142.

                         ADVANCE NOTICE PROVISIONS FOR
                     STOCKHOLDER PROPOSALS AND NOMINATIONS

    The By-laws provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to our Secretary not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                            EXPENSES OF SOLICITATION

    We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement. Proxies may be solicited by our directors, officers or regular employees by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of common stock and to obtain voting instructions from such beneficial owners. We will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

                                 OTHER MATTERS

    The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters that are not known to the directors at the date of printing hereof and that may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

    Copies of our Annual Report on Form 10-K for the fiscal year ended
December 31, 1999 as filed with the Securities and Exchange Commission are available to stockholders upon written request addressed to the Chief Executive Officer at our offices at 71 Rogers Street, Cambridge, Massachusetts 02142.

    Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                               EPIX MEDICAL, INC.

                    AMENDED AND RESTATED 1992 INCENTIVE PLAN

SECTION 1. PURPOSE

    The purpose of the EPIX Medical, Inc. Amended and Restated 1992 Incentive Plan (the "Plan") is to attract and retain key employees and consultants to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company.

SECTION 2. DEFINITIONS

    "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

    "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If a Committee is authorized to grant Options to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "Non-Employee Director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively.

    "common stock" or "Stock" means the common stock, $.01 par value per share, of the Company.

    "Company" means EPIX Medical, Inc.

    "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

    "Fair Market Value" means, with respect to common stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

    "Incentive Stock Option" means an option to purchase shares of common stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

    "Nonstatutory Stock Option" means an option to purchase shares of common stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

    "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

    "Participant" means a person selected by the Committee to receive an Award under the Plan.

    "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

    "Performance Shares" mean shares of common stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

    "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

    "Restricted Stock" means shares of common stock subject to forfeiture awarded to a Participant under Section 9.

    "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of common stock over the exercise price awarded to a Participant under Section 7.

    "Stock Unit" means an award of common stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of common stock, awarded to a Participant under Section 10.

SECTION 3. ADMINISTRATION

    The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions of the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

SECTION 4. ELIGIBILITY

    All employees (including part-time employees), and in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

SECTION 5. STOCK AVAILABLE FOR AWARDS

    (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 2,099,901 shares of common stock. If any Award expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase common stock at a price substantially below fair market value, or other similar transaction affects the common stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of
       (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

    (c) Subject to adjustment under subsection (b), no Participant may receive an Award which would result in such Participant having received, during the fiscal year of the Company in which the Award is made, Awards for more than an aggregate of 300,000 shares of common stock.

SECTION 6. STOCK OPTIONS

    (a) General.

    (i) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. See subsection (b) below.

    (ii) The Committee shall establish the option price at the time each Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the common stock on the date of award.

   (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

    (iv) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of common stock owned by the optionee, or by retaining shares otherwise issuable under the Plan, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

    (b) Incentive Stock Options.

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

    (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed ten years from the date of grant.

    (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

       (x) The purchase price per share of the common stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of common stock at the time of grant; and

       (y) The option exercise period shall not exceed five years from the date of grant.

   (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of common stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

SECTION 7. STOCK APPRECIATION RIGHTS

    (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price of not less than the exercise price of the related Option.

    (b) An SAR related to an Option which can only be exercised during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for common stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in any stock market in which the common stock is usually traded.

SECTION 8. PERFORMANCE SHARES

    (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the common stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

    (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

    (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including common stock or Awards.

SECTION 9. RESTRICTED STOCK

    (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

    (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

SECTION 10. STOCK UNITS

    (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

    (b) Shares of common stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

SECTION 11. GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

    (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

    (c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, common stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in common stock.

    (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and
       (ii) cash payments in lieu of or in addition to an Award.

    (e) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

    (f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

    (g) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. In the Committee's discretion, the Participant may pay any taxes due with respect to an Award in whole or in part in shares of common stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

    (h) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

    (i) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 12. MISCELLANEOUS

    (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of common stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom common stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

    (c) Effective Date. The 1992 Equity Incentive Plan became effective on July 10, 1992. Subject to the approval of the stockholders of the Company, this Amended and Restated 1992 Equity Incentive Plan will be effective on
       November       , 1996. Prior to such approval, Awards may be made under
       the Plan expressly subject to such approval.

    (d) Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Committee determines to be necessary or advisable.

    (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the commonwealth of Massachusetts.

EPX10 5                        DETACH HERE

                                 PROXY

                              EPIX MEDICAL
                71 Rogers Street, Cambridge, Massachusetts 02142

                PROXY FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                              May 1, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint Michael D. Webb, Stephen C. Knight and William T. Whelan, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of EPIX Medical, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of EPIX Medical, Inc., 161 First Street, Cambridge, Massachusetts, at 10:00 a.m., and at any and all adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE  CONTINUED AND TO BE SIGNED ON REVERSE SIDE  SEE REVERSE SIDE

EPX10 4                        DETACH HERE


/X/ Please mark
    votes as in
    this example

1. Proposal to elect directors

Nominees:   Luke B. Evnin, Ph.D.

            FOR                     WITHHELD
                                             MARK HERE
            / /                     / /      FOR ADDRESS / /
                                             CHANGE AND
                                             NOTE BELOW

           Randall B. Lauffer, Ph.D.

            FOR                     WITHHELD
            / /                     / /

2. Proposal to amend our Restated Certificate of Incorporation to increase
    the number of authorized shares of      FOR      AGAINST       ABSTAIN
    common stock from 15,000,000 shares     / /        / /           / /
    to 40,000,000 shares.

3. Proposal to amend the Company's Amended and Restated 1992 Equity Incentive
    Plan to increase the aggregate          FOR      AGAINST       ABSTAIN
    number of shares of the Company's       / /        / /           / /
    common stock as to which awards
    may be granted under such plan
    by 2,000,000 shares.

PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY.

Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                              Date:
          -----------------------------      ------------------------

Signature:                              Date:
          -----------------------------      ------------------------